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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 2002, included in Martha Stewart Living Omnimedia, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.





                            /s/ Arthur Andersen LLP


                            New York, New York
                            May 22, 2002